Exhibit 23.3

Consent of S.B. Hoover & Company, L.L.P.

Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8, relating to the New Peoples Bankshares, Inc. 2001 Stock Option Plan of our report dated January 17, 2003, included in the New Peoples Bankshares, Inc. Annual Report on Form 10-K as amended by Form 10-K/A for the year ended December 31, 2004, and to all references to our firm included in this registration statement.

/s/ S.B. Hoover & Company, L.L.P.

November 8, 2005